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                                                                    EXHIBIT 24

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Perot Systems Corporation (the "Company") in their respective capacities set forth below constitutes and appoints Russell Freeman, Peter Altabef and Charles Bell, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company to be issued or transferred to employees of a subsidiary of the Company pursuant to the PS Information Resource (Ireland) Limited Savings-Related Share Option Scheme, to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of each undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


              SIGNATURE                                        TITLE                                 DATE
              ---------                                        -----                                 ----
/s/ ROSS PEROT                           Chairman of the Board of Directors                     September 8, 2000
----------------------------------
Ross Perot


/s/ ROSS PEROT, JR.                      President, Chief Executive Officer and Director        September 8, 2000
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Ross Perot, Jr.


/s/ RUSSELL FREEMAN                      Vice President and Chief Financial Officer             September 8, 2000
----------------------------------
Russell Freeman


/s/ JAMES CHAMPY                         Vice President and Director                            September 8, 2000
----------------------------------
James Champy


/s/ STEVEN BLASNIK                       Director                                               September 8, 2000
----------------------------------
Steven Blasnik


/s/ WILLIAM GAYDEN                       Director                                               September 8, 2000
----------------------------------
William Gayden


/s/ CARL HAHN                            Director                                               September 8, 2000
----------------------------------
Carl Hahn
